Exhibit 99.1

3418 N. Val Vista Drive Mesa, AZ 85213	T: 480-556-5555 F: 480-556-5500 www.renegy.com
FOR IMMEDIATE RELEASE
NEWS RELEASE

CONTACT:	Megan Meloni
Investor Relations
(650) 799-7307
RENEGY CLOSES TAX EQUITY FINANCING TRANSACTION AND
ANNOUNCES PLANS TO DELIST FROM NASDAQ AND CEASE SEC REPORTING
     TEMPE, Ariz. (January 21, 2009) — Renegy Holdings, Inc. (Renegy) (NASDAQ: RNGY), a renewable energy company engaged in biomass power generation utilizing wood waste as a primary fuel source, today announced that it has secured $12.3 million of tax equity financing from an institutional equity investor in exchange for a partial interest in its 24 megawatt Snowflake biomass power generation facility. The tax equity investment, which was announced earlier this month, will provide the investor with access to the federal production tax credits, depreciation benefits and certain cash flows that will be generated by Renegy’s Snowflake plant over the next 10 years. Renegy also announced plans to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and delist from the Nasdaq Capital Market (“Nasdaq”). Execution of this plan would terminate Renegy’s reporting obligations with the Securities and Exchange Commission (the “SEC”) and eliminate the significant costs of being a listed public reporting company.
     To execute the proposed “going dark” transaction (the “Transaction”), the Company intends to amend its certificate of incorporation to effect a reverse stock split of its shares of common stock with the objective of reducing the number of stockholders of record to fewer than 300. All stockholders with less than one share of Renegy common stock after the reverse split will receive cash in exchange for each share of common stock held prior to the reverse split and will no longer be stockholders of Renegy following completion of the Transaction. The ratio to be used in the reverse stock split and the cash-out price per pre-split share are expected to be finalized by the Company within the next 30 days. The cash-out price will be determined by Renegy’s Board of Directors, and will be based upon the average closing bid price for the Company’s common stock over a specified period of time as reported by Nasdaq.
     Immediately following the reverse stock split, the Company will file a second amendment to its certificate of incorporation to effect a forward stock split using a forward split ratio that is the inverse of the reverse split ratio. As a result, stockholders owning one or more shares of Renegy common stock at the time of the reverse split will retain their current numbers of shares of common stock without change and will continue as stockholders of the Company.
     After the Transaction is completed and the Company has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Exchange Act and become a non-SEC reporting company. If that occurs, the Company will no longer file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q. Following completion of the Transaction, it is expected that trading of Renegy’s common stock by continuing stockholders may be effected through privately negotiated transactions or, if the Company qualifies, in the Pink Sheets® (a centralized quotation service that collects and publishes market maker quotes for securities).
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     “The proposed plan to deregister and delist our common stock is one of the many cost cutting initiatives we are undertaking as part of our restructuring activities announced earlier this month,” stated Bob Worsley, chairman and CEO of Renegy. “Completion of this transaction is expected to result in a direct cost savings of between $1.5 million and $2.0 million annually from the elimination of SEC reporting requirements and other public company-related expenses. Also, this plan will allow us to avoid the substantial additional costs associated with the impending compliance and auditing requirements of the Sarbanes-Oxley Act of 2002, Section 404.”
     Renegy’s board of directors authorized the deregistration and delisting of the Company’s common stock after concluding that the disadvantages of remaining an SEC-reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of public company status to the Company and its stockholders. Among the factors considered were:
•	The cost savings the Company expects to realize as a result of the elimination of SEC reporting requirements and other public company-related expenses;

•	The fact that Renegy has not realized many of the benefits associated with being a publicly-traded, Nasdaq-listed company, such as enhanced shareholder value, stock liquidity, and the ability to access the capital markets to secure financing or to use its common stock as currency for acquisitions, due to the limited liquidity and low market price of its common stock;

•	The ability of the Company’s smallest stockholders (those who will hold only fractional shares following the reverse stock split) to liquidate their holdings in shares of Renegy common stock and receive a premium over market prices prevailing at the time of the approval of the Transaction without incurring brokerage commissions; and

•	The Company’s ability to gain greater operational flexibility by allowing management to focus its time, effort and resources on long-term financial stability and growth without an undue emphasis on short-term fluctuations in the market price of its common stock.
     Renegy expects to use some of the proceeds from the tax equity investment and borrowings from its lender to finance the costs associated with the Transaction. The Company intends to submit two proposed reverse split ratios to the Company’s stockholders for approval to provide flexibility in the event the number or composition of the Company’s stockholders changes significantly during the period between the approval of the Transaction by the Board and the date that the Transaction will be completed. Renegy’s board of directors will reserve the right to choose, from between the two ratios, that ratio which will best accomplish the goal of reducing the number of record holders to a sufficiently low number such that it is unlikely that the Company will subsequently become subject to the Exchange Act by having more than 300 stockholders of record in the future. The board will also retain the discretion to abandon the proposed Transaction at any time prior to its completion if it believes that the Transaction is no longer in the best interests of the Company or its stockholders.
     The proposed Transaction is subject to approval by Renegy’s stockholders. Stockholders will be asked to approve the Transaction at a special meeting of stockholders, which the Company currently expects to hold in March. Renegy’s Chairman and CEO Bob Worsley, who controls approximately 56.9% of the outstanding shares of Renegy common stock, has expressed his support for the deregistration of Renegy’s common stock and has indicated that he intends to vote in favor of the Transaction. Therefore, if Mr. Worsley votes his shares as he has indicated, approval of the Transaction is assured.
     Despite the significant cost savings Renegy anticipates achieving as a result of completing the Transaction and executing its restructuring activities announced earlier this month, Renegy’s management remains keenly focused on seeking additional financing to further strengthen its financial position, as well as exploring other strategic alternatives for the business, such as a potential sale of the Company.
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Important Information About Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed Transaction under the rules of the SEC. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information about the directors and executive officers of the Company will be contained in the definitive proxy statement to be filed by the Company.
     THIS RELEASE IS NOT A REQUEST FOR A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SECURITIES. THE PROPOSED TRANSACTION WILL BE SUBMITTED TO STOCKHOLDERS OF THE COMPANY FOR THEIR CONSIDERATION. THE COMPANY WILL FILE A PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC AND WILL FILE A DEFINITIVE PROXY STATEMENT AND RELATED DOCUMENTS UPON COMPLETION OF SEC REVIEW. THE PROXY STATEMENT WILL BE SENT TO ALL STOCKHOLDERS ENTITLED TO VOTE ON THE TRANSACTION. YOU ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, AT THE SEC’S INTERNET SITE (http://www.sec.gov). COPIES OF THE PROXY STATEMENT CAN BE OBTAINED, WHEN AVAILABLE AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO RENEGY HOLDINGS, INC., 3418 N. VAL VISTA DRIVE, MESA, ARIZONA 85213.
About Renegy
     Renegy, based in Tempe, Arizona, is a renewable energy company engaged in biomass power generation utilizing wood waste as a primary fuel source. Renegy’s current biomass power generating assets include a 24 MW facility near Snowflake, Arizona that commenced commercial operations in June 2008, and an idle 13 MW biomass plant in Susanville, California. Renegy’s other business activities include an established fuel aggregation and wood products division, which collects and transports forest thinnings and woody waste biomass fuel to its power plants, and which sells logs, lumber, shaved wood products and other high value wood by-products to provide additional value to its primary business operations. Find Renegy on the Worldwide Web at www.renegy.com.
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This news release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Exchange Act, and is subject to the safe harbors created therein. These statements include, but are not limited to, the Company’s intentions to deregister its common stock and delist from the Nasdaq Capital Market and the prospects and timing associated with completing such a transaction; the timing associated with finalizing the reverse split ratio and cash-out price to stockholders holding less than one share of Renegy following the reverse split; the potential for the Company’s stock to trade on the Pink Sheets following completion of the transaction; the estimated cost savings Renegy expects to achieve from eliminating its SEC reporting requirements and other public company-related expenses; the Company’s ability to achieve long-term financial stability and growth; and the expectation that the Transaction will receive the required stockholder approval; and the prospects associated with consummating a sale of the Company. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk of unanticipated events that could impact Renegy’s ability to successfully complete the Transaction, including, but not limited to, the risk that Renegy may not have, or be able to secure, the funds necessary to complete the transaction; the risk of delays associated with completing the Transaction; the ability of the Company to achieve and maintain long-term financial stability; the risk that the Company’s cost reduction goals may impair its ability to operate its business effectively, which could negatively impact the operations of its Snowflake biomass plant; the risk that execution of Renegy’s restructuring plans will not provide sufficient cost savings for the Company to maintain its viability; the risk that Renegy will be unable to secure additional financing or achieve additional cost reductions necessary to continue as a going concern; that there may be unanticipated technical, commercial or other setbacks related to the operation of the Company’s Snowflake plant, which could reduce the anticipated revenues and cash flows generated by the plant and negatively impact the Company’s financial position overall; changes in environmental requirements relating to certain emissions; diversion of management’s attention away from other business concerns; the risks associated with the development, generally, of the Company’s overall strategic objectives; and the other risks set forth in the Company’s most recent Form 10-KSB and subsequent Forms 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.
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